UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/1,050th share of common stock at an exercise price of $12,075.00 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Compliance with Nasdaq Listing Rule 5550(b)(1)

As previously disclosed, on August 14, 2024, Revelation Biosciences, Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), nor is it in compliance with either of the alternative listing standards, market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. The Company’s failure to comply with the Stockholders’ Equity Requirement was based on the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, reporting the stockholders’ equity of $1,140,421.

As reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the Company complied with the Stockholder’s Equity Requirement by reporting stockholder’s equity of $2,673,617.

Additionally, as previously disclosed, on December 3, 2024, the Company entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders (the “Holders”) of its existing Class E Common Stock Warrants exercisable for an aggregate of 4,064,040 shares of its common stock (collectively, the “Existing Warrants”), to exercise their warrants at an exercise price of $1.00 per share, in exchange for the Company’s agreement to issue new 4,064,040 Class F Common Stock Warrants and 6,096,060 Class G Common Stock Warrants for each Existing Warrant they exercised (the “Inducement Warrants”). The aggregate gross proceeds from the exercise of the Existing Warrants is approximately $4.1 million, before deducting financial advisory fees. The issuance of the Inducement Warrants was structured as an at-market transaction under Nasdaq rules.

As a result of these transactions described above, as of the date of this Current Report on Form 8-K, the Company has stockholders’ equity above the $2.5 million Stockholders’ Equity Requirement. Specifically, the Company’s stockholders’ equity as of the date of this filing is approximately $6.0 million (and cash and cash equivalents are $7.1 million). Therefore, the Company believes it is in compliance with the Stockholders’ Equity Requirement.

The information in Item 8.01 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	December 12, 2024	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)